SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2006


                              STATION CASINOS, INC
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             (Exact name of registrant as specified in its charter)


          Nevada                   000-21640                 88-0136443
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(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)            File Number)           Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                      89102
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
                                                    ----------------------------

                                       N/A
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS

     On December 19, 2006, SC Rancho Development, LLC, a wholly-owned subsidiary of Station Casinos, Inc. (the "Company"), and FBLV Holding Company LLC ("FBLV"), entered into an amended and restated operating agreement. Pursuant to the amended and restated operating agreement, the parties contributed, or caused to be contributed, approximately 52 acres (with approximately 20 acres contributed by the Company and approximately 32 acres contributed by FBLV) of improved and unimproved real property located along Rancho Road between Teddy Avenue and Desert Inn Road in Las Vegas, Nevada into a joint venture. It is anticipated that the joint venture will develop, construct and manage, pursuant to a master development plan, a mixed-use residential, retail and entertainment (excluding non-restricted gaming) project on all or a portion of such property. The timing, cost and scope of the project have yet to be determined.

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Station Casinos, Inc.



Date:  December 22, 2006           By:   /s/ Glenn C. Christenson
                                         ---------------------------------------
                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer